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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                                 AMENDMENT NO. 5
                               FILE NO. 333-113023

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  SUNERGY, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

   NEVADA                 1000                   Applied For
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

Sunergy, Inc.
Christian Brule, President
2415 Panorama Drive, Suite 100
North Vancouver, British Columbia
Canada                                          V7G 1V4
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604)602-7114
                                           Fax:(604)985-2474
                                               --------------
Approximate date of commencement of
Proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                               |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following.                                                              |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock   5,139,500 shares   $0.10       $513,950     $65.12
-----------------------------------------------------------------------

(1) Based on the last sales price on September 22, 2003
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated February 7, 2005



Agent for service of process: Val-U-Corp Services Inc.
                              1802 N Carson Street, Suite 212
                              Carson City, Nevada, USA 89701
                              Telephone:  775-887-8853

                                 PROSPECTUS
                                SUNERGY, INC.
                              5,139,500 SHARES
                                COMMON STOCK
                              ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-9.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: February 7, 2005

                            Table Of Contents
                                                                            PAGE
Summary ....................................................................  5
Risk Factors ...............................................................  6
  -  If we do not obtain additional financing, our business
     will fail .............................................................  6
  -  Because we have only recently commenced business operations, we face a high risk of business failure ...............................  7
  -  Because of the speculative nature of exploration of mining properties, there is substantial risk that our business
     will fail .............................................................  8
  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business ....................................  8
  -  Even if we discover commercial reserves of precious metals on the Hummingbird Property, we may not be able to
     successfully obtain commercial production .............................  8
  -  We need to continue as a going concern if our business is to succeed ............................................................  9
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively effected ...................................................  9
  -  If title to the Hummingbird property is subject to
     deficiencies, we may not be able to assert title to the
     claims.................................................................  9
  -  Because our directors own 49% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders ......................... 10
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail ......................................................  10
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares .......................  10
  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock .............................................  10
Use of Proceeds ............................................................  11
Determination of Offering Price ............................................. 11
Dilution .................................................................... 11
Selling Shareholders ........................................................ 11
Plan of Distribution ........................................................ 15
Legal Proceedings ........................................................... 17
Directors, Executive Officers, Promoters and Control Persons................. 17
Security Ownership of Certain Beneficial Owners and Management..............  19
Description of Securities ................................................... 19
Interest of Named Experts and Counsel ....................................... 20
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................................. 21
Organization Within Last Five Years ......................................... 22
Description of Business ..................................................... 22
Plan of Operations .......................................................... 27
Description of Property ..................................................... 30
Certain Relationships and Related Transactions .............................. 30
Market for Common Equity and Related Stockholder Matters .................... 30
Executive Compensation ...................................................... 32
Financial Statements ........................................................ 32
Changes in and Disagreements with Accountants ............................... 33
Available Information ....................................................... 33

                               Summary

Prospective investors are urged to read this prospectus in its entirety.

We are involved in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Hummingbird property located in the Vancouver Mining Division of British Columbia, Canada. We own a 100% interest in the three mineral claims comprising the Hummingbird property. We purchased these claims from Ashworth Explorations Ltd., a private company owned by Mr. Clive Ashworth of West Vancouver, British Columbia, for a cash payment of $3,450.

Our objective is to conduct mineral exploration activities on the Hummingbird property in order to assess whether it possesses economic reserves of copper, silver and gold. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

In the next 12 months, we are planning to conduct only the preliminary phases of exploration work. We will need to spend extensive amounts of money and time on additional exploration before we are able to determine whether the Hummingbird property contains economic quantities of mineralization.

Following the effective date of this registration statement, we intend to apply to have our shares quoted on the OTC Bulletin Board market. However, there is no assurance that this application will be successful or that any market will develop for our stock.

We were incorporated on January 28, 2003 under the laws of the state of Nevada. Our principal offices are located at 2415 Panorama Drive, Suite 100, North Vancouver, British Columbia, Canada. Our telephone number is (604) 602-7114.

The Offering:

Securities Being Offered     Up to 5,139,500 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The selling shareholders will determine when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The  offering  will  conclude  when  all  of  the
                             5,139,500 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             10,139,500  shares of  our common stock  are issued
                             and  outstanding as of the date of this prospectus.
                             All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds  from the sale of
                             the common  stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data                 September 30, 2004
------------------

Cash                                          $  784
Total Assets                                  $  784
Liabilities                                  $37,113
Total Stockholders' Deficiency              ($36,329)

Statement of Loss and Deficit

                  From Incorporation on
       January 28, 2003 to September 30, 2004

Revenue                $     0
Net Loss              ($60,279)




                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.


Our current operating funds are less than necessary to complete all intended exploration of the Hummingbird property, and therefore we will need to obtain additional financing in order to complete our business plan. As of January 31, 2005, we had cash in the amount of $4,889. We currently do not have any operations and we have no income.

At September 30, 2004, our liabilities consisted of loans from our directors totaling $14,203 and $22,910 in accounts payable and accrued liabilities, of which $4,450 is due to our president, Mr. Christian Brule, for rent and management fees. We do not have any written agreements regarding the payment of our outstanding liabilities. However, all of our creditors, other than Mr. Brule are seeking payment of their liabilities in the short term. The remedies available to these creditors include commencing legal action against us or withholding future services from us, though none of our creditors has indicated that he or she will be seeking such a remedy.


Our  business  plan  calls  for  significant  expenses  in  connection  with the exploration of the Hummingbird property. We will require additional funds to continue with exploration on the property. We will also require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of the exploration of the Hummingbird property are greater than anticipated.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Hummingbird property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

Because we have only recently commenced exploration of our Hummingbird mineral property, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on January 28, 2003 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Hummingbird property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that our mineral claims contain economic mineralization or reserves of copper. Exploration for minerals is a speculative
venture  necessarily   involving   substantial  risk.

The probability of an individual prospect, such as the Hummingbird property, containing commercial quantities of copper, silver or gold is extremely remote. It is unlikely that the property contains any reserves and, in all likelihood, all funds that we spend on exploration will be lost. In addition, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE HUMMINGBIRD PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Hummingbird property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing copper of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. At this time, we cannot assure investors that we will be able to obtain such financing.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

The Independent Auditor's Report to our audited financial statements for the period ended December 31, 2003 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are our net loss position, our failure to attain profitable operations and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose their investments.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under British Columbia mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do will not affect our current exploration plans, if we proceed to commence drilling operations on the Hummingbird property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

IF TITLE TO THE HUMMINGBIRD PROPERTY IS BE SUBJECT TO DEFICIENCIES, WE MAY NOT BE ABLE TO ASSERT TITLE TO THE CLAIMS.

Our recoverability of minerals from the Hummingbird property will be subject to the confirmation of our interest in the underlying claims. Such confirmation is required because the staking of mineral claims can be subject to deficiencies, including failure to comply with staking rules, failures to conduct required assessment work or fraud. If our title to the claims comprising the Hummingbird property cannot be confirmed, we may lose our interest in any mineralization we discover and our business plan will fail.

BECAUSE OUR DIRECTORS OWN 49% OF OUR OUTSTANDING COMMON STOCK, THEY WILL HAVE SIGNIFICANT INFLUENCE OVER CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 49% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Christian Brule only spends approximately 30% of his business time providing his services to us. While Mr. Brule presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                      Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 5,139,500 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 5,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 13, 2003; and

2. 139,500 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on September 22, 2003.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                            Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------

David Van Nes   500,000        500,000           Nil           Nil
1744 Westover
North Vancouver
B.C., Canada

Tim McLeary     500,000        500,000           Nil           Nil
3930 Brockton Cres
North Vancouver
B.C., Canada

Jeff Herman     500,000        500,000           Nil           Nil
510 Chesterfield Ave.
Suite 106
North Vancouver
B.C., Canada

Brad Wait       500,000        500,000           Nil           Nil
4001 Mt. Seymour
Parkway, Suite 502
North Vancouver
B.C., Canada

Brett Riekert   500,000        500,000           Nil           Nil
374 Beachview Dr.
North Vancouver
B.C., Canada

Jon Lever       500,000        500,000           Nil           Nil
1288 Marinaside Cres.
Suite 116
Vancouver, B.C.
Canada

Chantal Campbell 500,000       500,000           Nil           Nil
12913 122nd Street
Edmonton, Alberta
Canada

Guylaine Sachs  500,000         500,000          Nil           Nil
13431 101 Street
Edmonton, Alberta
Canada

Kelly McCabe    500,000         500,000          Nil           Nil
2222 Bellevue Ave.
Suite 3A
West Vancouver
B.C., Canada

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering
--------------------------------------------------------------------------------

Stephan Smith   500,000         500,000          Nil           Nil
PO Box 427
Springhill, NS
B0M 1X0

Alex Tsakumis    10,000          10,000          Nil           Nil
4091 Blundell Rd.
Richmond, B.C.
Canada


Darren Kauliu    10,000          10,000          Nil           Nil
21000 Westminster Hwy.
Suite 2125
Richmond, B.C.
Canada

John Ruthven     10,000          10,000          Nil           Nil
862 Roche Point. Dr.
North Vancouver, B.C.
Canada

Bill Pye         10,000          10,000          Nil           Nil
2812 Dundas Street
Vancouver, B.C.
Canada

Gordon Harmon   10,000          10,000         Nil            Nil
3634 Garabaldi Dr.
Suite 19
North Vancouver
B.C., Canada

Will Elston     10,000          10,000         Nil            Nil
2077 Nelson St.
Suite 503
Vancouver, B.C.
Canada

Simon Tam       10,000          10,000         Nil            Nil
3465 Commercial Dr.
Vancouver, B.C.
Canada

David J. Scott  10,000          10,000         Nil            Nil
388 Drake St.
Suite 502
Vancouver, B.C.
Canada

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering
--------------------------------------------------------------------------------

Trevor Isfeld    10,000         10,000         Nil            Nil
2225 1st Ave East
Suite 10
Vancouver, B.C.
Canada

Sarah Carruthers 10,000         10,000         Nil            Nil
111 Lynn Valley Rd.
North Vancouver
B.C., Canada

Jim Lybeck       10,000         10,000         Nil            Nil
Box 24
741 Westland Rd.
Quesnel, B.C.
Canada

Tena Steadman    10,000         10,000         Nil            Nil
2984 Plymouth Dr.
North Vancouver
B.C., Canada

Craig Linnon     10,000         10,000         Nil            Nil
601 McCarney Close
North Vancouver
B.C., Canada

Sandra Brock      1,500          1,500         Nil            Nil
11638 Waresley St.
Maple Ridge, BC
Canada

Greg Yanke        3,000          3,000         Nil            Nil
145 St. Georges Ave.
Suite 1008
North Vancouver, BC

Emma Fairhurst    3,000          3,000         Nil            Nil
928 Richards St.
Vancouver, BC
Canada

Helen Larsen      2,000          2,000         Nil            Nil
Suite 502
4001 Mt Seymour
Parkway
North Vancouver, BC
V7G 1C2

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 10,139,500 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.


                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $11,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains a toll-free telephone number for inquiries on disciplinary actions
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 North Carson Street, Suite 212, Carson City, Nevada, 89701.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Christian Brule                   45
Lorne Lilley                      40

Executive Officers:

Name of Officer                  Age             Office
---------------------           -----           -------
Christian Brule                   45            President, Chief
                                                Executive Officer,
                                                and a Director

Lorne Lilley                      40            Secretary, Treasurer,
                                                Chief Financial Officer,
                                                Principal Accounting
                                                Officer and a Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Christian Brule has acted as our President, chief executive officer and as a director since our incorporation. Since January and December 1999 respectively, he has acted as a director and president of Sunorca Development Corp., a British Columbia and Alberta reporting company involved in the exploration and development of oil and gas projects in Alberta and Tanzania. Prior to March 13, 2002, Sunorca Development Corp. was known as First Telecom Corp. and was involved in the high technology and communications sectors.

Since July 1996, he has also acted as president of Deep Cove Management Ltd., formerly known as Pentium Communications Corp., a private company that provides management and consulting services to reporting companies that have obligations to file periodic disclosure with securities commissions in Canada. In this role, Mr. Brule is retained to ensure that these corporate clients accurately disclose material changes in their affairs, file financial statements and related reports in a timely manner and comply with the requirements of any stock exchanges upon which they are listed.

Mr. Brule does not have any professional training or technical credentials in the exploration, development or operation of mines.

Currently, Mr. Brule devotes most of his business time to the affairs or Sunorca Development Corp. and Deep Cove Management Ltd. He devoted about 10% of his business time to our affairs in the past year and intends to devote approximately 50% of his time to our affairs in the next 12 months.

Mr. Lorne Lilley has acted as our secretary, treasurer and as a director since our incorporation. For approximately the past 20 years, Mr. Lilley has been employed as an assistant manager of the Quesnel, British Columbia Save-On-Foods location. Save-On-Foods is a grocery store chain based in British Columbia.

Mr. Lilley does not have any professional training or technical credentials in the exploration, development or operation of mines.

Currently, Mr. Lilley devotes most of his business time to his position at Save-On-Foods. He devoted about 10% of his business time to our affairs in the past year and intends to devote the same amount of time to us in the next 12 months.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Christian Brule                  2,500,000       24.66%
Stock          President, Chief
               Executive Officer
               And Director
               1119 Gilston Road
               West Vancouver, B.C.
               Canada

Common         Lorne Lilley                     2,500,000       24.66%
Stock          Secretary, Treasurer
               Chief Financial Officer,
               Principal Accounting Officer
               and Director
               1440 Beryl Road
               Quesnel, British Columbia
               Canada

Common         All Officers and Directors       5,000,000       49.31%
Stock          as a Group that consists of        shares
               two people

The percent of class is based on 10,139,500 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of February 7, 2005, there were 10,139,500 shares of our common stock issued and outstanding that are held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Warren J. Soloski, our independent legal counsel, has provided an opinion on the validity of our common stock. He has not provided any other legal services to us and has not been involved in the preparation of our registration statement.

On September 25, 2003, the Securities and Exchange Commission filed a settled civil action in the United States District Court for the District of Columbia, alleging that Mr. Soloski traded on material nonpublic information that he obtained while representing a company known as Pay Pop, Inc. The complaint alleges that Soloski violated the antifraud provisions of the federal securities laws. The Commission also issued an administrative order finding that he violated the same provisions. According to the Commission, Mr. Soloski sold his Pay Pop, Inc. stock while in possession of material nonpublic information that he obtained through his representation of the company.

Without  admitting or denying the  Commission's  allegations  and findings,  Mr.
Soloski consented to the entry of a final judgment requiring him to pay disgorgement of $922.14, prejudgment interest of $288.83 thereon, and a one-time civil penalty of $922.14. In addition, Mr. Soloski has consented to the entry of an order requiring him to cease and desist from future violations of these laws.

On April 2, 2004, the SEC filed suit against Mr. Soloski and others in respect of the affairs of LASV Enterprises, Inc., a former OTC Bulletin Board company. The suit alleges that Mr. Soloski violated anti-fraud, securities registration, periodic and current reporting, and beneficial ownership reporting provisions of the federal securities laws.

Soloski prepared LASV Enterprises, Inc.'s misleading quarterly, annual, and current SEC reports. He also prepared 11 fraudulent Form S-8 registration statements that registered offerings of approximately 16.2 million shares to purported independent consultants. Soloski received some of the Form S-8 shares and sold or distributed them into an inflated market. The Commission is seeking, among other relief, permanent injunctions, disgorgement of ill-gotten gains with pre-judgment interest, civil money penalties, and a penny-stock bar against Mr. Soloski.

The financial statements included in this prospectus and the registration statement have been audited by Amisano Hanson, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

              Organization Within Last Five Years

We were incorporated on January 28, 2003 under the laws of the state of Nevada. On that date, Christian Brule and Lorne Lilley were appointed as our directors. As well, Mr. Brule was appointed as our president and chief executive officer, while Mr. Lilley was appointed as our chief financial officer secretary and treasurer.

                         Description Of Business

In General

We are an exploration stage company engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% interest in three contiguous mineral claims, consisting of 44 claim units, collectively known as the Hummingbird property.

Our plan of operation is to undertake the first phase of a possible multiphase exploration program on the Hummingbird property in order to ascertain whether it possesses economic quantities of copper. There can be no assurance that economic mineral deposits or reserves, exist on the Hummingbird property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Hummingbird Property Purchase Agreement

On April 10, 2003, we entered into an agreement with Ashworth Explorations Ltd., a private company owned by Mr. Clive Ashworth of West Vancouver, British Columbia, whereby he agreed to stake and sell to us a total of three mineral claims located in the Vancouver Mining Division of British Columbia that have the potential to contain copper, silver and gold mineralization or deposits. The three claims total 44 mineral claim units and cover an area of 1,075 hectares. A mineral claim unit is a subunit of a claim and measures approximately 25 hectares. In order to acquire a 100% interest in these claims, we paid $3,450 to Ashworth Explorations Ltd.

Mr. Ashworth has provided us with the transfer documents necessary for us to become the recorded owner of the claims.


In order to register the claims in our name, we need to obtain a free miner's certificate. However, obtaining extraprovincial registration in British Columbia is a prerequisite for obtaining a free miner's certificate. We anticipate that our extraprovincial registration will be completed in February 2005. The cost of this filing was $325. We must then file a one-page application to obtain the free miner's certificate, along with a filing fee of $275. The free miner's certificate is issuable immediately upon filing.


Description, Location and Access

The Hummingbird property is located in the Vancouver Mining Division approximately 25 kilometers north-northeast of Powell River, British Columbia and 100 kilometers northwest of the city of Vancouver. The property lies on the northwest part of Goat Island, which is located in Powell Lake.

Access to the claims is by road from Vancouver to the town of Powell River. From Powell River, the property can be reached by boat or helicopter. One logging road exists on the Hummingbird property that extends to within 200 meters of the principal exploration areas. For approximately $3,500, we should be able to extend this road directly to the areas of the claims that are most prospective. This extension would also be adequate for any future advanced exploration and development purposes, if warranted. We will only extend the road when it is necessary for the drilling phase of exploration. This would not likely occur until late 2005.

A northeast trending ridge occupies the central part of the property. The northwest slopes dip steeply into Powell Lake. The southeast slopes are moderate to steep, leading into a U-shaped valley. Clover Lake, which covers approximately 28 hectares, is within this valley in the southwest part of the property. Elevations vary from 183 feet at Powell Lake to 2,249 feet on the main ridge, giving a total relief of 2,066 feet.

Exploration History

To date, no mineral deposit has been delineated on the Hummingbird property. Consequently there has been no significant commercial production from the property or any reserved or resource calculated. No officer or director of our company has visited the property. We do not have a geologist or mining engineer's report on the property.

All of the following information regarding past exploration on the property, other than exploration that Mr. Clive Ashworth has conducted on our behalf, is taken from public records kept by the British Columbia Mineral Titles Branch at its offices in Vancouver, British Columbia. Any person may review these records by attending the Mineral Titles Branch's office in person.

Prior to 1928, all exploration work on the Hummingbird property focused on the central portion of the claims. A trench was blasted in the area that led to the discovery of significant chalcopyrite, a rock type often found with copper. Approximately 140 tons were mined from this area grading 8% to 11% copper, 7 to

20 ounces per ton ("opt") silver and 0.03 opt gold. The 140 tons of material mined and shipped to a smelter were probably hand sorted, and likely represent the highest-grade parts of a much larger amount of mined material.

In 1929, a tunnel was driven into a rock bluff for 40 meters, approximately 25 vertical meters below the surface exposures. This resulted in the additional discovery of rock mineralized with chalcopyrite. Metal content figures were not reported.

The property was virtually dormant until 1983 when Corinth Resources Ltd. performed rock/soil geochemical analysis and magnetometer surveys over the property surface.

Geochemical analysis consists of consists of a geologist and his assistant gathering grab samples with the most potential to host economically significant mineralization based on their observation of any surface rocks. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

The magnetometer survey was used to measure the strength of the earth's magnetic field. Variations in the magnetic readings on the property may indicate the increased likelihood of precious or base minerals in the area. In this instance, the survey resulted in the discovery of a 50 meter long zone with higher than average magnetic rock.

In March 1998, geologist Fayz Yacoub and an assistant conducting additional rock sampling in the central area of the property. The purpose of the work was to resample the known areas of mineralization on the Hummingbird property to evaluate their economic potential and to determine an approach for additional exploration. Ten rock samples were collected and analysed for gold, silver and copper. This work confirmed the potential economic grade values of copper and silver, along with a small amount of gold, over significant widths of the property. However, the continuity of this mineralization has yet to be tested.

In October 2003, we retained Clive Ashworth, a mineral prospector, to complete an initial review of the Hummingbird property. As a full time, self-employed, mineral prospector, he is retained as a consultant to review mineral properties to determine whether they may contain valuable mineralization. He specifically searches for rock types on property surfaces that are commonly associated with mineralization.

Mr. Ashworth is not a geologist and has no specific training or credentials in mineral exploration. Mr. Ashworth did not prepare any written report in connection with his property review.

Due to poor weather conditions and the time restraints imposed by the water taxi that transported Mr. Ashworth, our consultant, to the property, limited work was conducted. The establishment of a grid was commenced on the property and five grab samples were collected.

Grid emplacement involves dividing a portion of the property being explored into small sections. Results from exploration are recorded according to the area of the grid that was explored.

Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper and nickel. All samples gathered were sent to a laboratory where they were crushed and analysed for metal content. Significant levels of copper were discovered, but silver and gold levels were not anomalous.

All exploration, soil and rock sampling and surveys described in this section were conducted on the area covered by the claims that currently comprise the Hummingbird property.

Future Exploration

Based upon previous work conducted on the Hummingbird property, we intend to continue exploration on the claims to test the identified mineralized area in the center of the property, and to evaluate the potential of the remainder of the claims area.

In order to accomplish this, we intend to complete our additional exploration program on the Hummingbird property consisting of grid establishment over a 15-kilometer area, line cutting, soil sampling and mapping.

Line cutting involves removing bush from the property in order to produce straight clearings. This provides grid boundaries for exploration work. Typically, the area being explored is divided into into small sections. Results are recorded based on the area of the grid upon which exploration is being conducted.

Mapping involves recording previous exploration data on the property based on the grid area upon which the exploration was conducted.

Soil  sampling  involves  gathering  dirt  from  property  areas  with  the most potential to host economically significant mineralization based on past exploration results. Samples are gathered that appear to contain precious metals such as gold and silver, or industrial metals such as copper. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

Once we obtain results from our planned exploration program, we intend to conduct magnetometer and VLF-EM surveys over the grid area.

A magnetometer survey involves measuring the strength of the earth's magnetic field. Variations in the magnetic readings on the property may indicate the increased likelihood of precious or base minerals in the area.

VLF-EM surveys consist of two separate surveys: the very low frequency (VLF) survey and the electromagnetic survey. Very low frequency surveys use radio waves to determine whether rocks on a mineral property conduct electricity.

Electromagnetic surveys use electricity and magnets to determine conductivity. Almost all of the precious and base metals that the Company seeks are above average conductors of electricity and will affect the VLF and electromagnetic readings.

Electromagnetic surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on a property may indicate the increased likelihood of precious or base minerals in the area.

We completed an initial phase of exploration on the property costing January 2004 at a cost of $3,500. Our follow-up exploration program in the spring of 2005 will involved completing geophysical surveys on the Hummingbird property. We expect this cost about an additional $5,000. A follow-up drill program will cost an estimated $75,000. We will proceed to drilling if we determine that additional work is warranted based upon the results of the soil sampling phase of the work program and geophysical survey readings over these mineralized areas.

We will make a decision whether to proceed with each successive phase of the exploration program upon completion of the previous phase and upon our analysis of the results that program. At the completion of each phase, we will retain a consulting geologist who will review the results of exploration with our board of directors. Based upon their review, our directors will then determine whether to proceed to the next phase of exploration.

Upon the completion of these preliminary exploration programs, we will need to spend extensive amounts of money and time on additional exploration before we are able to determine whether the Hummingbird property contains economic quantities of mineralization.

Our recoverability of minerals from the Hummingbird property will be subject to the confirmation of our interest in the underlying claims. Such confirmation is required because the staking of mineral claims can be subject to deficiencies, including failure to comply with staking rules, failures to conduct required assessment work or fraud. Usually, at a stage where a company discovers economically recoverable reserves, title searches and legal opinions are required to confirm the interest in the claims.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the province of British Columbia, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond if we significantly disturb the property surface. This would first occur during the drilling phase of exploration.

In addition, production of minerals in the province of British Columbia requires prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.


                        Plan Of Operation

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended grid establishment, line cutting, soil sampling and mapping on the Hummingbird property.

We commenced and completed initial exploration of the Hummingbird property in January 2004. We intend to continue with exploration and conduct magnetometer and VLF-EM surveys over the grid area. We anticipate that the cost of these surveys will be approximately $5,000.


Based upon positive results, we expect to commence a drill program on the Hummingbird property at a cost of about $75,000. Our directors will make the assessment as to whether to commence the drill program based on the recommendations of a qualified geologist. We do not currently have arrangements with any geologist in this regard.

If the drill program is not justified given exploration results from our initial work, we intend to acquire additional mineral property interests for the purpose of exploration. We do not have any agreements in place with respect to other mineral properties or any specific properties in mind.

If we complete the initial drill program on the Hummingbird property, we will not be able to determine the potential cost of subsequent exploration until the initial drill results are reviewed. However, it is likely that if significant mineralization is encountered, we will need to conduct additional drilling on the claims to determine whether the mineral content extends over a greater distance. The cost of additional drilling will depend on the nature of the initial drilling results, but it is expected that such drilling would cost $200,000 to $300,000.

Upon the completion of these preliminary exploration programs, we will need to spend extensive amounts of money and time on additional exploration before we are able to determine whether the Hummingbird property contains economic quantities of mineralization.

As well, we anticipate spending an additional $11,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations. Administrative expenses over the period are expected to be approximately $40,000.

Total expenditures over the next 12 months are therefore expected to be $131,000.


We are not able to proceed with this plan of operation without additional financing. We expect to commence the next phase of exploration in April 2005, subject to the availability of a qualified geologist to oversee the program. We have not retained anyone to conduct our planned exploration programs. However, we expect that the person will be a professional geologist who is familiar with the property area.

We anticipate that this program will take approximately 30 days, including the interpretation of all data collected. We anticipate proceeding with the geophysical portion of the exploration program in fall of 2005, with drilling to follow in the spring of 2006, depending on financing. The geophysical portion is expected to take 30 days to complete, while the drilling program will take approximately 60 days.

To date, our funding has been raised primarily through the sale of our common stock to investors. We have raised $23,950 pursuant to share offerings and have received $14,203 in loans from our president, Christian Brule.

At September 30, 2004, our liabilities consisted of $22,910 in accounts payable and accrued liabilities, of which $4,450 is due to our president for rent and management fees. Our remaining creditors are as follows:

          Nature of Creditor             Amount Due and Owing

          Legal fees                           $6,030
          Audit fees                          $11,640
          Edgar filing fees                      $415
          Accounting fees                        $375


As well, we owed $14,203 at September 30, 2004 to our directors for funds that they have lent to us.


All of our liabilities are unsecured, non-interest bearing  and  immediately due
and payable, except for funds owed to Mr. Brule.   The  liability that we owe to
Mr. Brule is unsecured, non-interest bearing and payable upon demand.

We do not have any written agreements regarding the payment of our outstanding liabilities. However, all of our creditors, other than Mr. Brule, are seeking payment of their liabilities in the short term. The remedies available to these creditors include commencing legal action against us or withholding future services from us, though none of our creditors has indicated that he or she will be seeking such a remedy.


We will require additional funding in order to proceed with our intended exploration. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future.


In its audit report relating to our financial statements for the period ended December 31, 2003, our independent accountants indicated that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are our net loss position, our failure to attain profitable operations and our dependence upon obtaining adequate financing. At September 30, 2004, all of these factors continued to exist and raise doubt about our status as a going concern.


In order to address our working capital deficiency, our management intends to raise additional funding. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.


Results Of Operations For Period Ending September 30, 2004

We did not earn any revenues during the period ending September 30, 2004. We do not anticipate earning revenues until such time as we have entered into commercial production on the Hummingbird property. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $60,279 for the period from our inception on January 28, 2003 to September 30, 2004. These operating expenses were comprised of $20,000 in management fees and $10,000 in rent costs paid or accrued to Christian Brule, our president, $13,137 in accounting and audit fees, $7,920 in legal fees, mineral property costs of $7,200, filing fees of $1,632, bank charges of $290 and office and miscellaneous costs of $100.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We own a 100% interest in three mineral claims comprising the Hummingbird property.

We also are a party to an office services agreement with our president, Mr. Christian Brule whereby he provides us with office space on a month to month basis at 2415 Panorama Drive, Suite 100, North Vancouver, British Columbia for $500 per month.

            Certain Relationships And Related Transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

We have agreements with Mr. Christian Brule whereby we pay him $1,000 per month for management services and $500 per month for rent and office services on a month to month basis.

Mr. Brule has loaned us a total of $14,203. These loans are unsecured and non-interest bearing and have no fixed terms of repayment.


     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  29  registered
shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock are available for resale to the public after April 10,2004 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 101,395 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended December 31, 2003 and the nine-month period ended September 30, 2004.



                         Annual Compensation

                                Other Restricted Options/ LTIP Other
                                        Stock  * SARs  payouts Comp
Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)
----------------------------------------------------------------------
Chris   Pres., 2004  $0     0  $9,000       0          0        $4,500
Brule   CEO &  2003  $0     0  $11,000      0          0        $5,500
        Dir.

Lorne   Sec.,  2004  $0     0      0        0          0        0
Lilley  Dir.   2003  $0     0      0        0          0        0


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We have an  agreement  with  Mr. Brule  whereby  we pay him $1,000 per month for
providing his management services to us on a month to  month  basis.   We do not
have any employment or consulting agreement with Mr. Lilley.


Financial Statements

Index to Financial Statements:

1. Audited financial statements for the period ending December 31, 2003, including:

  a. Auditors Report;

  b. Balance Sheet;

  c. Statement of Operations;

  d. Statement of Cash Flows;

  e. Statement of Stockholders' Deficiency; and

  f. Notes to the Financial Statements

2. unaudited, interim financial statements for the period ending September 30, 2004, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Deficiency; and

  e. Notes to the Financial Statements

                                    SUNERGY, INC.

                        (A Pre-exploration Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                December 31, 2003

                             (Stated in US Dollars)
                             ----------------------

Terry Amisano Ltd.                                              AMISANO HANSON
Kevin Hanson, CA, CPA (Nevada)                       CHARTERED ACCOUNTANTS and
                                                   CERTIFIED PUBLIC ACCOUNTANT





             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Stockholders,
Sunergy, Inc.
(A Pre-exploration Stage Company)

We have audited the accompanying balance sheet of Sunergy, Inc. (A Pre-exploration Stage Company) as of December 31, 2003 and the related statements of operations, cash flows and stockholders' deficiency for the period January 28, 2003 (Date of Incorporation) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Sunergy, Inc. as of December 31, 2003 and the results of its operations and its cash flows for the period from January 28, 2003 (Date of Incorporation) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the pre-exploration stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. Management plans to address this substantial doubt are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                                         /s/  "Amisano Hanson"
January 19, 2004                                          Chartered Accountants



750 WEST PENDER STREET, SUITE 604                TELEPHONE:  604-689-0188
VANCOUVER CANADA                                 FACSIMILE:  604-689-9773
V6C 2T7                                          E-MAIL: amishan@telus.net

                                  SUNERGY, INC.
                        (A Pre-exploration Stage Company)
                                  BALANCE SHEET
                                December 31, 2003
                             (Stated in US Dollars)
                              --------------------

                              ASSETS                               2003
                              ------                               ----
Current
   Cash                                                        $        967
                                                               ============
                           LIABILITIES
                           -----------
Current
   Accounts payable and accrued liabilities - Note 6           $      7,330
                                                               ------------

                      STOCKHOLDERS' DEFICIENCY
                      ------------------------

Common stock, $0.001 par value
     75,000,000 shares authorized
     10,139,500 shares issued                                        10,139
Additional paid-in capital                                           13,811
Deficit accumulated during the pre-exploration stage            (    30,313)
                                                               -------------
                                                                (     6,363)
                                                               -------------
                                                               $        967
                                                               =============


Nature and Continuance of Operations - Note 1
Commitments - Notes 1 and 6




                              SEE ACCOMPANYING NOTES

                                  SUNERGY, INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF OPERATIONS
  for the period January 28, 2003 (Date of Incorporation) to December 31, 2003
                             (Stated in US Dollars)
                              --------------------


                                                         January 28, 2003
                                                         (Date of Incor-
                                                           poration) to
                                                            December 31,
                                                               2003
Expenses
   Accounting and audit fees                           $           3,960
   Bank charges                                                      168
   Filing fees                                                       215
   Legal fees                                                      2,920
   Office and miscellaneous                                          100
   Management fees - Note 6                                       11,000
   Mineral property costs                                          6,450
   Rent - Note 6                                                   5,500
                                                       -----------------
Net loss for the period                                $  (       30,313)
                                                       =================

Basic and diluted loss per share                       $  (        0.00)
                                                       =================
Weighted average number of shares outstanding                  6,988,902
                                                       =================


                              SEE ACCOMPANYING NOTES

                                SUNERGY, INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF CASH FLOWS
   for the period January 28, 2003 (Date of Incorporation) to December 31, 2003
                             (Stated in US Dollars)
                              --------------------


                                                                                      January 28, 2003
                                                                                          (Date of
                                                                                      Incorporation) to
                                                                                         December 31,
                                                                                             2003
Operating Activities
   Net loss for the period                                                       $  (       30,313)
   Change in non-cash working capital balance related to  operations
     Accounts payable and accrued liabilities                                                7,330
                                                                                 -----------------

Cash used in operating activities                                                   (       22,983)
                                                                                 -----------------
Financing Activity
   Capital stock issued                                                                     23,950
                                                                                 -----------------

Cash from financing activity                                                                23,950
                                                                                 -----------------

Increase in cash during the period                                                             967

Cash, beginning of the period                                                                    -
                                                                                 -----------------
Cash, end of the period                                                          $             967
                                                                                 =================

Supplemental  disclosure  of cash flow  information  Cash paid during the period for:
     Interest                                                                    $               -
                                                                                 =================
     Income taxes                                                                $               -
                                                                                 =================



                              SEE ACCOMPANYING NOTES

                                  SUNERGY, INC.
                        (A Pre-exploration Stage Company)
                           STATEMENT   OF    STOCKHOLDERS' DEFICIENCY
 for the period January 28, 2003 (Date of Incorporation) to December 31, 2003
                             (Stated in US Dollars)
                             ----------------------

                                                                                              Deficit
                                                                                            Accumulated
                                                                                             During the
                                                                            Additional          Pre-
                                                  Common Shares               Paid-in       Exploration
                                         ---------------------------------
                                             Number         Par Value         Capital          Stage              Total
---------------------------------------------------------------------------------------------------------------------------
Capital stock issued for cash
                         - at $0.001       10,000,000     $    10,000        $       -      $        -        $    10,000
                         - at $0.10           139,500             139           13,811               -             13,950
Net loss for the period                             -               -                -      (   30,313)       (    30,313)
                                          -----------     -----------        ---------      -----------       ------------
Balance, as at December 31, 2003           10,139,500     $    10,139        $  13,811      $ ( 30,313)       $ (   6,363)
                                          ===========     ===========        =========      ===========       ============


                              SEE ACCOMPANYING NOTES

                                  SUNERGY, INC.
                        (A Pre-exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                December 31, 2003
                             (Stated in US Dollars)
                              ---------------------

Note 1        Nature and Continuance of Operations
              ------------------------------------

              The Company is in the pre-exploration stage. The Company has acquired a mineral property located in the State of Nevada, United States of America and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis. The Company has a working capital deficiency of $6,363 and has accumulated losses of $30,313 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. In addition, the Company will require additional funding to proceed with its planned program of exploration. The Company anticipates this additional funding will be in the form of equity financing from the sale of its common stock.

              Management of the Company intends to file an SB2 Registration Statement, which includes a shareholder offering of 5,139,500 common shares at $0.10 per share. This offering is subject to regulatory approval. The costs of this offering will be paid for from proceeds from advances from shareholders and an anticipated equity financing.

              The Company was incorporated in the State of Nevada on January 28, 2003.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------

              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

SUNERGY, INC.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2003
(Stated in US Dollars) - Page 2
----------------------

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Pre-exploration Stage Company
              -----------------------------

              The Company complies with Financial Accounting Standards Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as pre-exploration stage.

              Mineral Property
              ----------------

              Costs of acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.

              Environmental Costs
              -------------------

              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

              Income Taxes
              ------------

              The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards ("FAS"), No. 109 "Accounting for Income Taxes". Under the assets and liability method of FAS 109, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              Basic and Diluted Loss Per Share
              --------------------------------

              The Company reports basic loss per share in accordance with the FAS No,. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be antidilutive.

              Fair Value of Financial Instruments
              -----------------------------------

              The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

SUNERGY, INC.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2003
(Stated in US Dollars) - Page 3
---------------------

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Foreign Currency Translation
              ----------------------------

              The Company's functional currency is in Canadian dollars as substantially all of the Company's operations are in Canada. The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission ("SEC") and in accordance with the Statement of Financial Accounting ("FAS") No. 52.

              Assets and liabilities are denominated in a foreign currency are translated at the exchange rate in effect at the period end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income account in Stockholder's Equity, if applicable.

              Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses are included in Other Items on the Statement of Operations.

Note 3        Mineral Property
              ----------------

              Hummingbird Claim
              -----------------

              By a mineral property staking and sales agreement dated April 10, 2003, the Company acquired a 100% undivided right, title and interest in and to the Hummingbird Claims located in the province of British Columbia, Canada by the payment of $3,450.

Note 4        Income Taxes
              ------------

              The significant components of the Company's deferred tax assets are as follows:

                                                                       Total
                                                                    -----------
              Deferred Tax Assets
               Non-capital loss carryforward                        $     4,547
              Less:  valuation allowance for deferred tax asset     (     4,547)
                                                                    ------------
                                                                    $         -
                                                                    ============


              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

SUNERGY, INC.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2003
(Stated in US Dollars) - Page 4
-------------------

Note 4        Income Taxes - (cont'd)
              ------------

              No provision for income taxes has been provided in these financial statements due to the net loss. At December 31, 2003 the Company has net operating loss carryforwards, which expire commencing in 2023, totalling approximately $30,313, the benefit of which has not been recorded in the financial statements.

Note 5        New Accounting Standards
              ------------------------

              Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 6        Related Party Transactions
              --------------------------

              During the period ended December 31, 2003, the Company incurred management fees of $11,000 and rent of $5,500 charged by a director of the Company.

              On February 1, 2003, the Company entered into a management agreement and an office service agreement with a related party. Pursuant to these agreements, the related party will provide management services and rent an office to the Company for $1,000 and $500, respectively, per month for 12 months and thereafter on a month-to-month basis until terminated by either party, on one month's written notice. The related party is a director of the Company.

              Included in accounts payable and accrued liabilities is $2,500 owing to a director of the Company.

                                  SUNERGY, INC.

                        (A Pre-exploration Stage Company)

                          INTERIM FINANCIAL STATEMENTS

                               September 30, 2004

                             (Stated in US Dollars)

                                   (Unaudited)

                                  SUNERGY, INC.
                        (A Pre-exploration Stage Company)
                             INTERIM BALANCE SHEETS
                    September 30, 2004 and December 31, 2003
                             (Stated in US Dollars)
                                   (Unaudited)
                                   ------------

                                                                          September 30,    December 31,
                                                     ASSETS                   2004             2003
                                                     ------                   ----             ----
Current
   Cash                                                                $         784         $       967
                                                                       --------------         ----------

                                                    LIABILITIES
Current                                             -----------
   Accounts payable and accrued liabilities - Note 5                   $      22,910         $     7,330
   Related party loan - Note 5                                                14,203                   -
                                                                        -------------         ----------
                                                                              37,113               7,330
                                                                        -------------         ----------

                                              STOCKHOLDERS' DEFICIENCY
Common stock, $0.001 par value
     75,000,000 shares authorized
     10,139,500 shares issued                                                 10,139              10,139
Additional paid-in capital                                                    13,811              13,811
Deficit accumulated during the pre-exploration stage                       (  60,279)       (     30,313)
                                                                        -------------         -----------
                                                                           (  36,329)       (      6,363)
                                                                        -------------         -----------
                                                                       $         784         $       967
                                                                        =============         ===========



                             SEE ACCOMPANYING NOTES

                                  SUNERGY, INC.
                        (A Pre-exploration Stage Company)
                        INTERIM STATEMENTS OF OPERATIONS
     for the three months and nine months ended September 30, 2004 and 2003 and for the period January 28, 2003 (Date of Incorporation) to
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   -----------

                                                                                    January 28, 2003  January 28, 2003
                                  Three months     Three months       Nine months   (Date of Incor-   (Date of Incor-
                                     Ended             ended            ended         poration) to      poration) to
                                  September 30,     September 30,    September 30,    September 30,     September 30,
                                      2004             2003              2004             2003              2004
                                      ----             ----              ----             ----              ----
Expenses
   Accounting and audit fees      $         5,514 $           15    $      9,177   $      1,160    $       13,137
   Bank charges                                23             78             122            122               290
   Filing fees                                415            215           1,417            215             1,632
   Legal fees                                   -              -           5,000            420             7,920
   Office and miscellaneous                     -              -               -             70               100
   Management fees - Note 5                 3,000              -           9,000              -            20,000
   Mineral property costs                       -          3,000             750          6,450             7,200
   Rent - Note 5                            1,500              -           4,500              -            10,000
                                   --------------   ------------     -----------     ----------      ------------
Net loss for the period           $   (    10,452)$   (    3,308)   $  (  29,966)  $   (  8,437)   $  (    60,279)
                                   ==============   ============     ===========     ==========      ============
Basic and diluted loss per share
                                  $   (      0.00)$   (     0.00)   $   (   0.00)  $   (   0.00)
                                   ==============   ============     ===========     ==========
Weighted average number of shares
outstanding                            10,139,500     10,130,826      10,139,500      5,805,820
                                   ==============   ============     ===========     ==========




                             SEE ACCOMPANYING NOTES

                                  SUNERGY, INC.
                        (A Pre-exploration Stage Company)
                        INTERIM STATEMENTS OF CASH FLOWS
                     for the nine months ended September 30,
                2004 and 2003 and for the period January 28, 2003
                  (Date of Incorporation) to September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)

                                                                             January 28, 2003     January 28, 2003
                                                          Nine months            (Date of             (Date of
                                                             ended          Incorporation) to    Incorporation) to
                                                         September 30,        September 30,        September 30,
                                                              2004                 2003                 2004
                                                              ----                 ----                 ----
Operating Activities
   Net loss for the period                            $   (       29,966)  $   (        8,437)   $  (       60,279)
   Change in non-cash working capital balance
    related to operations
     Accounts payable and accrued liabilities                     15,580                1,000               22,910
                                                          --------------        -------------        -------------
Cash used in operating activities                         (       14,386)      (        7,437)      (       37,369)
                                                          --------------        -------------        -------------
Financing Activities
   Related party loan                                             14,203                    -               14,203
   Capital stock issued                                                -               23,950               23,950
                                                          --------------        -------------        -------------
Cash from financing activities                                    14,203               23,950               38,153
                                                          --------------        -------------        -------------
Increase (decrease) in cash during the period         (              183)              16,513                  784

Cash, beginning of the period                                        967                    -                    -
                                                          --------------        -------------        -------------
Cash, end of the period                               $              784   $           16,513    $             784
                                                          ==============        =============        =============
Supplemental disclosure of cash flow
 information
   Cash paid during the period for:
     Interest                                         $                -   $                -    $               -
                                                          ==============        =============        =============
     Income taxes                                     $                -   $                -    $               -
                                                          ==============        =============        =============



                             SEE ACCOMPANYING NOTES

                                  SUNERGY, INC.
                        (A Pre-exploration Stage Company)
                       INTERIM STATEMENT OF STOCKHOLDERS'
               DEFICIENCY for the period January 28, 2003 (Date of
                      Incorporation) to September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)

                                                                                   Deficit
                                                                                 Accumulated
                                                                                  During the
                                                                      Additional     Pre-
                                              Common Shares           Paid-in     Exploration
                                     -------------------------------
                                         Number       Par Value       Capital       Stage        Total
                                         ------       ---------       -------        -----        -----
Capital stock issued for cash
                         - at $0.001    10,000,000  $   10,000   $         -  $          -   $    10,000
                         - at $0.10        139,500         139        13,811             -        13,950
Net loss for the period                          -           -             -     (  30,313)     ( 30,313)
                                        ----------   ---------     ---------    ----------    ----------
Balance, as at December 31, 2003        10,139,500      10,139        13,811     (  30,313)     (  6,363)
Net loss for the period                          -           -             -     (  29,966)     ( 29,966)
                                        ----------   ---------     ---------    ----------    ----------
Balance, as at September 30, 2004       10,139,500  $   10,139   $    13,811  $  (  60,279)  $  ( 36,329)
                                        ==========   =========     =========    ==========    ==========





                             SEE ACCOMPANYING NOTES

                                 SUNERGY, INC.
                        (A Pre-exploration Stage Company)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)


Note 1        Interim Reporting
              -----------------
              The accompanying unaudited interim financial statements have been prepared by Sunergy, Inc. (the "Company") pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these financial statements have been included. Such adjustments consist of normal recurring adjustments. These interim financial statements should be read in conjunction with the audited financial statements of the Company for the fiscal period ended December 31, 2003, as filed with the United States Securities and Exchange Commission.

              The results of operations for the nine months ended September 30, 2004 are not indicative of the results that may be expected for the full year.

Note 2        Continuance of Operations
              -------------------------
              The financial statements have been prepared using generally accepted accounting principles in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. At September 30, 2004, the Company has not yet achieved profitable operations and had a working capital deficiency of $36,329, which is not sufficient to meet its planned business objectives or to fund mineral property expenditures and ongoing operations for the next twelve months. The Company has accumulated losses of $60,279 since its commencement. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. . The outcome of these matters cannot be predicted, with any certainty, at this time. These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Note 3        Mineral Property
              ----------------
              Hummingbird Claim

              By a mineral property staking and sales agreement dated April 10, 2003, the Company acquired a 100% undivided right, title and interest in and to the Hummingbird Claims located in the province of British Columbia, Canada by the payment of $3,450.

Note 4        Capital Stock
              -------------
              Pursuant to a proposed Form SB-2 Registration Statement with the United States SECurities and Exchange Commission, certain shareholders of the Company are offering to sell 5,139,500 common shares of the Company at a maximum offering price of $0.10 per share for maximum proceeds to those shareholders of $513,950.


Note 5        Related Party Transactions
              --------------------------
              During the three and nine months ended September 30, 2004 and September 30, 2003, the Company incurred the following expenses charged by a director of the Company:


                                                                                            January 28, 2003
                                        Three months                 Nine months             (Date of Incor-
                                            Ended                       ended                 poration) to
                                        September 30,               September 30,             September 30,
                                      2004          2003         2004          2003               2004
                                      ----          ----         ----          ----               ----
             Management fees     $      3,000   $         -  $      9,000  $          -   $         20,000
             Rent                       1,500             -         4,500             -             10,000
                                 ------------    ----------   -----------   -----------    ---------------
                                 $      4,500   $         -  $     13,500  $          -   $         30,000
                                 ============    ==========   ===========   ===========    ===============

              These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.



              Accounts payable at  September  30,  2004  includes  $4,450 (2003:
              $Nil) payable to a director of the Company.



              The amounts due to related parties are unsecured, non-interest bearing and have no specific terms for repayment.

             Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                     Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                                Part II


                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1)      such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us,in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     65.12
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  5,000.00
Legal fees and expenses                                     $  4,000.00
Edgar filing fees                                           $  1,000.00

                                                            -----------
Total                                                       $ 11,065.12
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 2,500,000 shares of our common stock to Mr. Christian Brule and 2,500,000 shares to Mr. Lorne Lilley on April 10, 2003. Mr. Brule is our president, chief executive officer and a director. Mr. Lilley is our chief financial officer, secretary, treasurer, principal financial officer and a director. Mr. Brule and Mr. Lilley acquired these 5,000,000 shares at a price of $0.001 per share for total proceeds to us of $5,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share to a total of 10 purchasers on June 13, 2003. The total amount received from this offering was $5,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 139,500 shares of our common stock at a price of $0.10 per share to a total of 18 purchasers on September 22, 2003. The total amount received from this offering was $13,950. We completed this offering pursuant to Regulation S of the Securities Act.

With respect to each of the above offerings completed pursuant to Regulation S of the Securities Act, each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends will be affixed to the stock certificates issued to each purchaser in accordance with Regulation S.

In conducting our offerings, we relied upon the exemption provided in category 3 contained in Regulation S, section 903(3)(iii). This section is available to United States incorporated companies if:

      o the purchaser certifies that he or she is not a United States person;

      o the purchaser agrees to resell the securities only in accordance with the provisions of Regulation S;

      o the securities of the issuer contain a legend prohibiting their transfer except in accordance with the provisions of Regulation S; and

      o the issuer is required to refuse to register any transfer of the securities not made in accordance with Regulation S.

We complied with all of the requirements of this Regulation S category. In addition, in accordance with section 903(a) of Regulation S, we did not make an directed selling efforts in the United States and all offers of our shares were made in a series of "offshore transactions" as defined by section 902(h) of Regulation S. This section was available to us because all offers were made to non-United States residents who were outside of the United States at the time of the purchase.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

                             Exhibits
Exhibit
Number             Description

  3.1             Articles of Incorporation*
  3.2             Bylaws*
  5.1             Legal opinion of Warren J. Soloski, with consent to use*
 10.1             Mineral Property Staking and Purchase Agreement dated
                  April 10, 2003
 10.2             Management agreement dated February 1, 2003*
 10.3             Office services agreement dated February 1, 2003*
 23.1             Consent of Amisano Hanson, Chartered Accountants
 99.1             Location map**

*  previously  filed with Form SB-2 on February 23, 2004
** previously filed with Form SB-2 on June 30, 2004

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers andcontrolling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on February 7, 2005.

                                            Sunergy, Inc.

                                            By:/s/ Christian Brule
                                            ------------------------------
                                            Christian Brule, President, Chief
                                            Executive Officer and Director


                           Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Christian Brule, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE


/s/ Christian Brule     President, Chief Executive    February 7, 2005
----------------------- Officer and Director
Christian Brule


/s/ Lorne Lilley        Secretary, Treasurer,         Feruary 7, 2005
----------------------- Chief Financial Officer
Lorne Lilley            Principal Accounting Officer,
                        Principal Financial Officer
                        and Director